HORIZON ENERGY DEVELOPMENT, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                           At December 31, 1998
                                                           --------------------

ASSETS
Current Assets:
   Cash                                                        $  8,548,647
   Notes Receivable - Intercompany                                  300,000
   Accounts Receivable - Net                                     15,561,652
   Unbilled Utility Revenue                                       2,185,034
   Accounts Receivable - Intercompany                                 1,080
   Materials & Supplies                                           6,710,325
   Prepaid Expenses                                                 146,664
                                                               ------------
Total Current Assets                                             33,453,402
                                                               ------------

Property, Plant & Equipment                                     288,471,214
   Less:  Reserve for DDA                                        80,931,017
                                                               ------------
                                                                207,540,197
                                                               ------------

Other Assets:                                                    15,088,801
                                                               ------------

Total Assets                                                   $256,082,400
                                                               ============


LIABILITIES AND STOCKHOLDERS EQUITY Capital Stock $1 Par:
   Shares Authorized, Issued and Outstanding:  4,750           $      4,750
   Paid-in Capital                                               38,285,583
Retained Earnings                                                (7,376,208)
Cumulative Translation Adjustment                                 7,395,171
                                                               ------------
Total Stockholders Equity                                        38,309,296
                                                               ------------

Long-Term Debt, Net of Current Portion                           66,808,539
Long-Term Debt - Intercompany                                    90,000,000
                                                               ------------
Total Long-Term Debt                                            156,808,539
                                                               ------------

Minority Interest in Foreign Subsidiaries                        26,141,211
                                                               ------------

Current and Accrued Liabilities:
   Current Portion of Long-Term Debt                                712,975
   Notes Payable - Intercompany                                  11,000,000
   Accounts Payable                                              10,455,450
   Accounts Payable - Intercompany                                2,357,663
   Federal Income Taxes Payable                                    (929,123)
   Other Accrued Liabilities                                      9,968,276
                                                               ------------
Total Current and Accrued Liabilities                            33,565,241
                                                               ------------

Deferred Credits:
  Accumulated Deferred Income Taxes                               1,126,321
  Other Deferred Credits                                            131,792
                                                               ------------
Total Deferred Credits                                            1,258,113
                                                               ------------

Total Liabilities and Stockholders Equity                      $256,082,400
                                                               ============